RETIREMENT AND SEPARATION AGREEMENT

THIS RETIREMENT AND SEPARATION AGREEMENT ("Agreement") is entered into as of October 20, 2020 ("Execution Date") by Doug Bass ("Executive") and Great Western Bancorp, Inc., and Great Western Bank for and on behalf of themselves and their predecessors, successors, assigns, parents, subsidiaries, branches, affiliated entities and related entities (collectively, "Company"). Executive and Company are collectively referred to in this Agreement as the "Parties."

RECITALS

WHEREAS, Executive is currently employed as the Executive Vice President and Chief Operating Officer of the Company, pursuant to an Employment Letter dated as of August 5, 2019 (the "Employment Letter"); and

WHEREAS, Executive has announced his intent to retire from the Company effective December 31, 2020 (the "Retirement Date"), and the Company and Executive have agreed upon a smooth transition of Executive's employment with the Company, according to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises contained below, it is agreed as follows:

1. **Incorporation of Recitals**. The above recitals are incorporated herein, are true and correct, are ratified, and are an integral part of this Agreement.

2. **Employment and Director Roles**.

Executive resigns effective December 31, 2020 from all officer/manager positions and employment with the Company and from all Boards of the Company upon which executive serves.

3. **Compensation, Benefits and Expenses.**

(a) **Compensation and Benefits until Retirement Date.** During Executive's employment by the Company through the Retirement Date, Executive (i) will continue to receive his base salary as of the Execution Date, (ii) will continue to be eligible for the short term incentive (the "STI") compensation and long term incentive ("LTI") compensation that vests prior to the retirement date, (iii) may participate in all employee benefit plans and programs generally available to employees of the Company, to the extent that Executive meets the eligibility requirements for each individual plan or program, and (iv) and an LTI award of $100,000 of GWB stock to be granted consistent with the terms and conditions of the LTI awards to the other Executive Officers of the Company in November 2020.

(b) **Compensation and Benefits Post Retirement Date**. The Company will:

(i) within thirty (30) days after the Retirement Date, pay Executive: (A) Executive's unpaid salary through the Retirement Date; (B) Executive's salary for any accrued but unused paid time off; and (C) reimbursement of any business expenses submitted in accordance with the Company's policy;

(ii) Executive shall be provided retiree medical benefits in accordance with the Company's retirement plan, the cost of which shall be paid as follows: (A) the Company and Executive shall each pay their proportionate share of the premium in accordance in accordance with the Company's medical benefits plan through December 31, 2021; and (B) by Executive commencing January 1, 2022 and thereafter; and

(iii) subject to Section 4 of this Agreement and Executive's continued compliance with the restrictive covenants contained in Sections 7 and 10 of the Employment Letter, after the Retirement Date, (A) pay Executive a cash severance equal to one times the Executive's base salary as of the Execution Date in 26 equal bi-weekly installments on the regular payment dates in accordance with the Company's normal payroll practices, subject to any adjustments in payroll practices, commencing on the first regular payroll payment date after the Effective date of the Release to be provided in accordance with Section 4 of this Agreement; and (B) all previously granted STI and LTI vest in accordance with the terms of the applicable award agreement.

Notwithstanding anything to the contrary in Section 3 of this Agreement, and for the avoidance of doubt, the Board will not grant Executive, and Executive will not be entitled to any further cash incentive awards (meaning cash incentive awards in respect of Fiscal Year 2021 or thereafter), stock options, restricted stock, performance share awards, or other equity or incentive awards other than as approved by the Board on October 23, 2019 and October 20, 2020. In addition, if Executive violates any of the restrictive covenants contained in Sections 7 and 10 of the Employment Letter, Executive will forfeit any payments or awards under Section 3(b)(iii) of this Agreement. Nothing in this Section 3 will be construed as prohibiting the Company from pursuing any other remedies available to it in the event of a violation of Sections 7 or 10 of the Employment Letter.

4. Release. After the Retirement Date, the Company will not have any obligations to Executive set forth in Section 3(b)(ii) or (iii) of this Agreement unless (a) Executive executes and delivers to Company the Release set forth in Exhibit A hereto (the "Release") after the Retirement Date but no later than January 21, 2021 (the "Release Execution Date") and (b) Executive has not revoked the Release during the 7 days after the Release Execution Date" (the period following the Retirement Date until the Release becomes effective, the "Release Period"). For the avoidance of doubt, the parties acknowledge that Executive's right to elect COBRA coverage is not subject to Executive's execution of the Release. Any payments or benefits that would have been paid or provided to Executive during the Release Period will be paid or provided on the next regularly scheduled Great Western payroll date following the Release Period.

5. Cooperation. At any time after the Retirement Date, upon reasonable request and notice from the Company, Executive will, without further consideration but at no expense to Executive (for purposes of clarity, meaning that Executive will be reimbursed for his reasonable out-of-pocket expenses approved in good faith by the Company in connection with his cooperation in the foregoing matters) (i) timely execute and deliver such acknowledgements, instruments, certificates, and other ministerial documents (including without limitation, certification as to specific actions performed by Executive in his capacity for the Company) as may be necessary or appropriate to formalize and complete the Company's corporate records; provided, however, that nothing in this Section 5 will require Executive to take any action that he reasonably believes to be unlawful or unethical or to make any inaccurate statement of actual facts, and (ii) provide complete and truthful information to, and otherwise cooperate fully with, the Company and any of its legal counsel, agents, insurers and representatives in connection with any investigations, arbitrations, litigation, or other matters relating to the Company in which the Company determines that Executive may have relevant information. In addition, after the Retirement Date and at the Company's reasonable request and upon reasonable notice, Executive will, from time to time, discuss and consult with the Company regarding business matters that he was directly and substantially involved with while employed by or otherwise providing services to the Company.

6. Early Termination. Executive's employment may be terminated prior to the Retirement Date by the Company only for Cause as defined in Section 8.1(a) of the Employment Letter or Section 1.2.6 of the Great Western Bancorp, Inc., 2014 Omnibus Incentive Compensation Plan. If Executive's employment is terminated for Cause then the Company will pay to Executive only any annual base salary earned but not paid through the date of Executive's termination and any other benefits to which Executive is legally entitled as of such date under the terms and conditions of any benefit plans of the Company in which Executive is participating as of such date.

7. **No Other Benefits**. This Agreement is not intended to provide Executive with payments or benefits that are duplicative of or overlap with payments or benefits that will be paid or provided to Executive under other agreements between Executive and the Company.

8. **Records, Documents, and Property.** Executive acknowledges and represents that he will deliver to the Company on or before December 31, 2020 any and all Company records and any and all Company property in his possession or under his control, including without limitation, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, printouts, computer disks, computer tapes, data, tables, calculations, digital media or files, and all copies thereof, documents that in whole or in part contain any trade secrets or confidential, proprietary, or other secret information of the Company and all copies thereof, and keys, access cards, access codes, source codes, passwords, credit cards, personal computers, telephones, and other electronic equipment belonging to the Company. Executive acknowledges that this obligation to return Company property is a continuing obligation such that if he later discovers Company property in his possession or control he will promptly notify the Company and return such property, including deleting any copies from personal devices and accounts. Nothing in this Section 8 is intended to preclude Executive from removing his personal possessions located on the Company's premises or documents that are related solely to his compensation, benefits, rights, and other perquisites of being an officer and/or employee of the Company and/or its subsidiaries.

9. **Coordination with Employment Agreement**. The Employment Letter is hereby terminated and cancelled and will have no further force or effect except the following Sections which are specifically incorporated into this Agreement: 4, 5, 6, 7, 8.1(a), 8.1(c), 8.1(d), 8.1(e), 8.4, 9, 10, 11, 12, 13, 14.2.

10. **Future Employment with Great Western**. Executive shall not seek any form of future employment with Great Western. Should Executive seek employment with Great Western, Great Western's refusal to consider Executive for employment shall be conclusively deemed to be based upon this Agreement and no other reason.

11. **Advice of Counsel**. Executive has been advised, and by this Agreement is again advised, to consider this Agreement carefully and to review it with legal counsel of Executive's choice. Executive understands the provisions of this Agreement and has been given the opportunity to seek independent legal advice before signing this Agreement, and he has done so.

12. **Governing Law; Jurisdiction and Venue**. All matters related to the interpretation, construction, application, validity and enforcement of this Agreement will be governed by the laws of the State of South Dakota without giving effect to any choice or conflict of law provision or rule, whether of the state of South Dakota or any other jurisdiction, that would otherwise cause the application of the laws of any jurisdiction other than the State of South Dakota. Executive and the Company consent to jurisdiction of the courts of the State of South Dakota and/or the federal district courts in South Dakota, for the purpose of resolving all issues of law, equity, or fact, arising out of or in connection with this Agreement. Any action involving claims of a breach of this Agreement will be brought in such courts. Each party consents to personal jurisdiction over such party in the state and/or federal courts of South Dakota and hereby waives any defense of lack of personal jurisdiction or inconvenient forum. Venue, for the purpose of all such suits commenced in state court, will be in Minnehaha County, State of South Dakota.

13. **Miscellaneous.**

(a) **Entire Agreement.** This Agreement and any employee benefit plans sponsored by the Company in which Executive is a participant are intended to define the full extent of the legally enforceable undertakings of the Parties, and no promises or representations, written or oral, that are not set forth explicitly or incorporated in this Agreement, or any employee benefit plans sponsored by the Company in which Executive is a participant are intended by either party to be legally binding. All other agreements and understandings between Executive and the Company are hereby cancelled, terminated, and superseded, except to the extent specifically incorporated into this Agreement.

(b) **Amendment.** This Agreement may be amended only by a writing that is signed by Executive and an authorized representative of the Company.

(c) **Binding Effect; Assignment.** This Agreement will inure to the benefit and be binding upon the Company, its successors and assigns, and will inure to the benefit and be binding upon Executive and Executive's heirs, distributes and personal representatives. The rights and obligations of the Company under this Agreement may be assigned to a successor without any further consent from Executive. Executive's rights and obligations under this Agreement may not be assigned to any other person or entity.

(d) **Knowing and Voluntary Signature.** Executive acknowledges that he has carefully read this Agreement (including its Exhibits) and that he is voluntarily agreeing to the terms of this Agreement.

(e) **Severability**. If a court of competent jurisdiction finds that one or more of the provisions of this Agreement are unenforceable, that provision will be severed and the balance of the Agreement will be enforceable.

(f) **Construction, Jurisdiction and Venue**. The captions and section headings in this Agreement are for convenience only and shall not in any way limit or be deemed to construe, interpret or be part of the terms. This Agreement shall be construed and governed wholly by the laws of the State of South Dakota. Any modification or counter offer to this Agreement by or on behalf of Executive results in this offer being withdrawn.

(g) **Facsimile**. This Agreement may be executed in Counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Agreement may be signed and delivered by facsimile or other electronic transmission which will be deemed the same as an original.

Executed as of the Execution Date.

Doug Bass

Doug Bass

Great Western Bancorp, Inc.,
And
Great Western Bank

By: Mark Borrecco

Mark Borrecco
Title: President and CEO

Great Western Bancorp, Inc.℠

EXHIBIT A

Release Delivered Pursuant to Section 4 of the Retirement and Separation Agreement Dated October 20, 2020

This Release (this "Release") is made and delivered as of the date signed below pursuant to Section 4 of the Retirement and Separation Agreement ("Agreement") entered into between Doug Bass ("Executive") and Great Western Bancorp, Inc. (the "Company"), with its principal place of business in Sioux Falls, South Dakota, its subsidiaries and affiliates (collectively, "Great Western") on October 20, 2020.

For good and valuable consideration, Executive fully and completely releases, and will not seek to recover any monetary damages, directly or indirectly, from Great Western, and all of their respective past or present officers, directors, stockholders, Executives, agents, predecessors, successors and assigns (the "Released Parties") from and concerning any and all claims, causes of action and demands of any kind whatsoever, whether known or unknown, contingent or non-contingent, that Executive may now or in the future have against Great Western which arose on or before the date of this Release . These claims include, but are not limited to: claims for wages, paid time off or additional compensation; breach of express, implied or oral contract; impairment of economic opportunity; interference with employment relations, negligent infliction of emotional harm or distress; intentional infliction of emotional harm or distress; negligence; fraud; misrepresentation; defamation; emotional stress; pain and suffering; bodily injury; and, claims brought under the Age Discrimination in Employment Act ("ADEA"), the Americans with Disabilities Act ("ADA"), the Employment Retirement Income Security Act ("ERISA"), 42 U.S.C. 1981, 1983 and 1985, Title VII of the Civil Rights Act of 1964, the Family and Medical Leave Act of 1993 ("FMLA"), any state or local age discrimination in employment and fair employment practices laws, the Fair Labor Standards Act, including the Wage and Hour Laws and the Equal Pay Act, or any other federal or state statute, municipal ordinance or governmental regulation or common law which is or may be based in whole or in part on, arises from, or is or may be related to his employment, or its termination with Great Western; except that this release shall not affect any of Great Western's obligations to Executive under this Release. Executive's Release includes all claims for compensatory and punitive damages.

Executive understands that by waiving any sex, race, color, national origin, religion, marital status, disability, handicap, veteran status, retaliation or age discrimination claim against Great Western, Executive is forever waiving, releasing and discharging any right Executive may have to recover on any lawsuit on these claims and also any right to any relief Executive may otherwise be entitled to as a result of any proceedings brought by the Equal Employment Opportunity Commission, any state or local Equal Opportunity Commission or any other comparable enforcement authority. Executive understands that the term "waive" means giving up any right to seek to recover any monetary damages against Great Western. Executive further acknowledges that the payment from the Great Western in accordance with the Agreement and this Release constitutes sufficient consideration and exchange for the terms of the Release described herein.

Executive will indemnify and hold the Released Parties from any damages, including attorney fees and costs, if it is sued by Executive or any assignee in contravention of this Release or Agreement, with respect to any of the claims Executive has released herein.

The Release does not include, and Executive does not waive any rights, benefits, or claims that Executive may have (a) under worker's compensation laws, (b) pursuant to the indemnification provisions contained in the bylaws of Great Western or (c) as an additional insured under any director and officer policy that Great Western Bank and/or its Affiliates maintain or have maintained, (d) under any Executive benefit or pension plans governed by the Executive Retirement Income Security Act of 1974, as amended, in which Executive participated prior to the date of this Release, including, but not limited to Great Western's 401k plan, or (e) any rights under COBRA.

Important: **Executive is advised to confer with an attorney before signing this Release, and to review this Release carefully. By signing this Release, Executive acknowledges that he has had**

the opportunity to consult with an attorney of his choice; that he has carefully reviewed and considered this Release; that he understands the terms of this Release; and that he voluntarily agrees to them. Executive understands he has twenty-one (21) days to consider and sign this Release. In addition, Executive will have seven (7) days to revoke this Release after signing by providing written notice to the President and CEO of the Company of the intent to revoke at the address set forth below. This Release will become effective on the eighth (8th) day after it is signed.

DO NOT SIGN THIS RELEASE UNTIL YOU HAVE READ IT IN ITS ENTIRETY.

Dated this __ day of __________, 2021.

____

Doug Bass